Sandia National Laboratories

Operated for the U.S. Department of Energy by
Sandia Corporation

Document Date: 09/19/2001
Document No.: 24232
Revision No.: 0

NOVINT TECHNOLOGIES
8500 MENAUL BLVD NE STE A210
ALBUQUERQUE, NM 87112-2250
United States

Please respond to:

[redacted]
Sandia National Laboratories
PO Box 5800
MS 0212
Albuquerque, NM 87185-0212
Phone: [redacted]
Fax: [redacted]

This is a Standard Purchase Order.

This contract between Sandia Corporation and the above named Contractor is authorized for binding commitment by the Sandia Contracting Representative, named above, and is effective on the above document date provided that the Contractor accepts the contract terms including Section I appended hereto and the Section II as set forth in SF6432-FP (10-99), found at http://www.sandia.gov/supplier/terms/ by signing a copy of this Signature Page and returning it to the SCR.

____

Authorized Contractor Representative Date

[CONFIDENTIAL TREATMENT REQUESTED. CERTAIN PORTIONS OF THIS AGREEMENT HAVE BEEN REDACTED AND SEPARATELY FILED WITH THE COMMISSION.]

Sandia National Laboratories

Operated for the U.S. Department of Energy by
Sandia Corporation

SECTION I

Document#: 24232 Rev#: 0 Page: 1

Shipping Destination:
Sandia National Labs
NO SHIPMENT
,
United States

Send Invoice to:
ACCOUNTS PAYABLE MS0154
PO BOX 5130
ALBUQUERQUE, NM 87185
United States

NOVINT TECHNOLOGIES
8500 MENAUL BLVD NE STE A210
ALBUQUERQUE, NM 87112-2250
United States

Supplier Code:	Created: Buyer:	Revised: Revised Buyer:
20273	19-SEP-01 BONNEFOY-LEV, L	
Payment Terms:	Ship Via:	FOB:
3%/10 NET 30		
Freight Terms:	Requestor:	ANDERSON, T
NOT APPLICABLE	[redacted]	[redacted]

Please formally accept this order by: 26-SEP-01

Itm	Part Number	Promised	Quantity	UOM	Unit Price	Line Total
1	VIRTUAL ENVIRONMENT-BASED, THREE DIMENSIONAL, MULTI-MODALITY, LAYOUT AND VISUALIZATION PROTOTYPE	12/15/01		US D		50,437.00

Amount: 50,437.00

Sandia National Laboratories

Operated for the U.S. Department of Energy by
Sandia Corporation

SECTION I TERMS AND CONDITIONS

CLAUSE 0. This is a Contract on a Firm Fixed Price basis between Sandia Corporation and the Contractor on the cover page. This Contract is issued based on RFQ 3326.

CLAUSE 1 - STATEMENT OF WORK

Overview

Sandia National Laboratories wishes to develop a virtual environment-based, three-dimensional, multi-modality, layout and visualization prototype. [redacted]

Technical Description of Hardware and Software

Contractor shall develop a prototype system as follows:

[redacted]

[redacted]

Contractor shall develop the software for the prototype as follows:

[redacted]

CLAUSE 2 - PERIOD OF PERFORMANCE

The Period of Performance shall commence on September 20, 2001 and shall end on December 15, 2001.

CLAUSE 3 - DELIVERY

Schedule & Deliverables

The deliverables for this effort are:

Description	Due on or before
1. Project concept review	October 4, 2001
2. Mid-term demonstration of progress	October 18, 2001
3. Program executables	November 8, 2001
4. User document in Microsoft Word compatible and html format	November 8, 2001
5. Source code and build scripts (Visual C++ Version 6.0 compatible) on CD-ROM	November 16, 2001
6. Support at supercomputer 2001: The prototype system will demonstrated at the SuperComputing (SC) 2001 conference (10-16 November 2001 in Denver Colorado) and must be substantively completed for that conference	November 11-16, 2001
7. Final Report covering any changes made subsequent to conference	December 15, 2001

CLAUSE 4 - TOTAL PRICE

Total Price: $50,436.80

Deliverables and Milestone payments:

Description	Amount Due
1. Project concept review	$10,000.00
2. Mid-term demonstration of progress	$17,500.00
3. Program executables	$12,500.00
4. User document in Microsoft Word compatible and html format	$ 7,470.00
5. Source code and build scripts (Visual C++ Version 6.0 compatible) on CD-ROM	$ 1,058.00

6. Support at supercomputer 2001:
The prototype system will demonstrated at the SuperComputing (SC) 2001 conference (10-16 November 2001 in Denver Colorado) and must be substantively completed for that conference $ 3,890.00

7. Final Report covering any changes made subsequent to conference $ 4,018.30

CLAUSE 5 - INVOICING - 812-INV (06-01)

Contractor shall submit an original invoice within 30 days of delivery of goods or services or once monthly within the period of performance in accordance with contract terms and conditions. Final invoices shall be noted as such.

INVOICING INSTRUCTIONS: Any deviation from the following invoicing instructions, including invoices delivered to a street address, MAY DELAY PAYMENT.

1. Any invoice submitted to Sandia National Laboratories must:
   - include PO/contract number as noted in this contract (invoice each PO/contract separately),
   - include the Contractor's name (as stated in the PO/contract) and the "remit address",
   - identify items or parts numbers exactly as listed on the PO/contract line item,
   - include any applicable freight charges (including freight forwarder charges paid by Contractor), and
   - include freight bill for any freight charges of $50 or more.

Note: In order for payment to occur, any freight charges invoiced separately by either a freight carrier or a supplier must include: PO/contract number or SNL project and task number, and organization number.

2. Do not submit duplicate invoices.

3. Payment information may be obtained at URL address: http://www.sandia.gov/supplier/websupplier/index.html or by calling (505) 845-9600. Additional information may be obtained by calling the Accounts Payable Helpline at (505) 845-2455.

CLAUSE 6 - MAXIMUM ALLOWABLE TRAVEL COSTS

Actual travel and living costs not in excess of the maximum allowable amounts shall be reimbursed in accordance with the Section II of this document. The maximum amounts are prescribed by the Federal Travel Regulations, 41 CFR Chapter 301, Appendix A, effective 10/01/00.

Any foreign travel must have advance approval by DOE. The SDR will

obtain the required DOE approvals for the Contractor.

Contact your SCR for per diem rates for all locations, including foreign travel. You may also check the following internet WEB site: http://www.policyworks.gov/org/main/mt/homepage/mtt/perdiem/travel.shtml.

The applicable meals and incidentals rate includes:

- meals (excluding alcohol and entertainment)
- fees and tips
- laundry and cleaning/pressing of clothing

Lodging rates do not include any taxes. They are now for room rates only. Actual costs paid for lodging taxes may be reimbursed to the traveler as a miscellaneous expense. There may be more than one rate within a country; please read the tables carefully.

Travel expenses by common carrier (least expensive class when available) will be reimbursed at actual cost.

Rental car no larger than midsize is an allowable charge under this contract.

Travel and per diem expenses will not be reimbursed for services provided by Contractors residing within the immediate locale, defined as within a one-way 30-mile radius of Albuquerque, New Mexico. Such travel and personal expenses, if any, will be paid by the Contractor.

Any amounts listed on the invoice/voucher that exceed the allowable per diem amounts shall be deducted from the total invoiced amount. All invoices or vouchers are subject to approval of the Sandia Contracting Representative.

RECEIPTS FOR EACH EXPENDITURE IN EXCESS OF $75.00 ARE REQUIRED.

If at any time during the term of this Agreement, the applicable maximum per diem rate is determined to be inadequate due to special or unusual circumstances, and Contractor desires to be reimbursed, the Contractor may submit required documentation as outlined in Federal Travel Regulations Section 301-11.3, see [http://policyworks.gov/org/main/mt/homepage/mtt/FTR/newftr/301-11_30.html] with the appropriate voucher/invoice. This documentation must be prepared in advance of the travel in which the applicable maximum per diem rate is determined to be inadequate.

CLAUSE 7 - DELEGATION OF AUTHORITY - 404-KDB (11-00)

The following Sandia personnel are hereby authorized to act as delegated Sandia representatives for the specific purpose(s) shown, subject to the Section II limitations as authorized.

Delegated representatives shall exercise no supervision over the Contractor's employees.

DELEGATE(S):

NAME	PHONE	ORG/MS

[redacted] 09227/0822

DUTIES DELEGATED:

Monitor contract compliance, technical liaison, accept deliverables, review and verify invoices.

NOTE: The Sandia Contracting Representative (SCR) is the only person who can legally obligate Sandia for the expenditure of funds, change scope and/or level of effort and/or terms and conditions, negotiate, and sign documents legally binding Sandia. COMMITMENT, OBLIGATIONS OR PROMISES, IMPLIED OR EXPRESSED, BY SANDIA PERSONNEL OTHER THAN THE SCR DO NOT BIND SANDIA IN ANY MANNER.

CLAUSE 8 - IMPORT CONTROL - 519-IC (05-00)

The Contractor shall notify the Sandia Contracting Representative (SCR) in writing of any item/supplies to be imported into the United States which will cause Sandia to become the Importer of Record. The notice shall be provided to the SCR prior to importation of such items and shall include the following information:

- country of origin,
- contract number,
- Harmonized Tariff Schedule Number (if available),
- value of item, and
- proposed delivery date.

Within ten (10) days of receipt of the notice Sandia will provide the Contractor with instructions for shipment. Failure to notify Sandia or to follow shipping instructions may result in disallowance of any cost incurred by the contractor regarding custom duties.

CLAUSE 9 - ACQUISITION CONFLICT RESOLUTION PROCESS - 850-ACR (08-00)

Sandia Contracting Representative (SCR) encourages open, honest communication between the supplier and the SCR in resolving a concern. It is always best to resolve issues in an open atmosphere between the SCR and the supplier without escalating the problem. The goal is to ensure timely resolution of the problem without undo expense to either party.

It is the intent of Sandia National Laboratories to resolve supplier concerns through a Conflict Resolution Process, which is timely, includes several options, is easy to use and provides satisfactory results to both the supplier and Sandia. This process is described at the following web site: http://www.sandia.gov/supplier/doc_idx.htm

Among the options available is for the Contractor to use the Sandia Ombuds Office at (505) 844-9763 (New Mexico) or (925) 294-3655 (California) to address concerns regarding Sandia procurement actions.

The Contractor agrees to the following:

By submitting a response to the solicitation, the supplier agrees to use the Acquisition Conflict Resolution Process at the web site listed to resolve award controversies.

After award of a contract the supplier agrees to the Acquisition Conflict Resolution Process at the web site listed to resolve any contract disputes that occur during the performance of the contract.